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                         SURRENDER AND CANCELLATION AGREEMENT


       THIS AGREEMENT (the "Agreement") is made and entered into on the date hereinafter set forth by and between GENESIS MEDIA GROUP, INC., a Florida corporation (the "Company"), JOHN M. GRAY, Ph.D ("Gray") and RAMY EL-BATRAWI ("El-Batrawi").

       WHEREAS:

       A. There are currently 4,060,000 shares of common stock, par value $.001 per share, of the Company (the "Common Stock") outstanding;

       B. Gray and El-Batrawi are the record and beneficial owners of 116,504 and 3,883,496 shares of the Common Stock of the Company, respectively;

       C. The Company previously determined that it was in the Company's best interest to effect a 38,834.95-for-one stock split, resulting in 4,000,000 outstanding shares of Common Stock;

       D. The Company, in consultation with its financial advisors, has determined that it is in the Company's best interest that Gray's and El-Batrawi's four million (4,000,000) share holding in the Company be reduced to three million (3,000,000) shares, on a ratable basis through the surrender and cancellation of one million (1,000,000) shares of Common Stock, or twenty-five percent (25%) of the total number of shares of Common Stock held by such holders; and

       D. Gray and El-Batrawi each desire to surrender twenty-five percent (25%) of their interest in the Company, or 29,126 and 970,874 shares (the "Shares") of the Common Stock of the Company, respectively, for cancellation in connection with the recapitalization of the Company.

       NOW, THEREFORE BE IT RESOLVED:

               1. SURRENDER OF SHARES. Gray and El-Batrawi shall surrender 29,126 and 970,874 shares of the Common Stock of the Company, respectively, to the Company for cancellation. Contemporaneously with the execution of this Agreement, Gray and El-Batrawi shall surrender the share certificates representing the Shares to the Company and the Company shall cancel the Shares and reissue to Gray and El-Batrawi certificates representing the uncanceled shares of Common Stock held by them.

               2.     RELEASE BY GRAY.   Gray does hereby unconditionally
release the Company, its officers, directors, shareholders, employees, agents or insurers (collectively, the "Released Parties"), from and against any and all claims which Gray may have, of any kind or nature, with respect to the Shares.

               3. RELEASE BY EL-BATRAWI. El-Batrawi does hereby unconditionally release the Released Parties from and against any and all claims which El-Batrawi may have, of any kind or nature, with respect to the Shares.

               4.     GENERAL PROVISIONS.

                      (a) GOOD FAITH. Wherever in this Agreement a party is required to satisfy a condition or complete an act in a certain fashion or within a specified time period, that party shall pursue such objectives in good faith and make all reasonable efforts to accomplish the same; the other party shall likewise in good faith cooperate and assist the other party in accomplishing this task to cause the consummation of the Agreement as intended herein.

                      (b) CAPTIONS, HEADINGS AND EXHIBITS. The captions and headings of this Agreement are for convenience only and have no force and effect in the interpretation or construction of this Agreement.

                      (c) SEVERABILITY. If any term, provision, covenant or condition of this Agreement shall be or become illegal, null, void or against public policy, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected, impaired or invalidated thereby. The term, provision, covenant or condition that is so invalidated, voided or held to be unenforceable shall be modified or changed by the parties to the extent possible to carry out the intentions and directives set forth in this Agreement.

                      (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                      (e) ASSIGNMENT. No party shall have the right to assign their rights or delegate any of their obligations or duties hereunder without the express written consent of the other parties, except as authorized herein.

                      (f)     SUCCESSORS AND ASSIGNS.   Except as restricted
herein, this Agreement shall be binding on and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

                      (g) WAIVER. The waiver of any breach of any provision hereunder by any party to this Agreement shall not be deemed to be a waiver of any preceding or subsequent breach hereunder, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                      (h) GOVERNING LAW. The validity and interpretation of this Agreement shall be governed by the laws of the State of California, with venue for all purposes to be proper only in the County of Los Angeles, State of California.

                      (i) NOTICES. All notices, approvals, acceptances, demands and other communications required or permitted hereunder, to be effective, shall be in writing and shall be delivered either in person or by mailing the same by United States mail (postage prepaid, registered or certified, return receipt requested) or by Federal Express or other similar overnight delivery service to the party to whom the notice is directed at the address of such party as follows:


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       To the Company:        GENESIS MEDIA GROUP, INC.
                              13063 Ventura Boulevard
                              Studio City, CA  91604-2238

       With a copy to:        Theodore R. Maloney
                              Nida & Maloney, P.C.
                              800 Anacapa Street
                              Santa Barbara, CA  93101

       To Gray:               John M. Gray, Ph.D
                              _____________________________
                              _____________________________

       To El-Batrawi:         Ramy El-Batrawi
                              13063 Ventura Boulevard
                              Studio City, CA  91604-2238

               Any written communications given by mail shall be deemed delivered two (2) business days after such mailing date and any written communication given by overnight delivery service shall be deemed delivered one
(1) business day after the dispatch date. A party may change their address by giving the other party written notice of their new address as herein provided.

                      (j) ATTORNEYS' FEES. If any action (including an arbitration proceeding) at law or equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover actual attorneys' fees, which may be determined by the court or arbitrator in the same action or in a separate action brought for that purpose. The attorneys' fees shall not be computed in accordance with any court or other schedule but shall be made as to fully reimburse for all attorneys' fees, paralegal fees, costs and expenses actually incurred in good faith, regardless of the size of the judgment, it being the intention of the parties to fully compensate for all attorneys' fees, paralegal fees, costs and expenses paid or incurred in good faith.

               8. ARBITRATION. Any controversy, dispute, or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement shall be settled by arbitration administered by the American Arbitration Association and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

               9. ENTIRE AGREEMENT AND AMENDMENT. This Agreement contains the entire understanding and agreement of the parties and there have been no promises, representations, agreements, warranties or undertakings by any of the parties, either oral or written, of any character or nature hereafter binding except as set forth herein. This Agreement may be altered, amended or modified only by an instrument in writing, executed by the parties to this Agreement, and by no other means. Each party waives their future right to claim, contest or assert that this Agreement was modified, canceled, superseded or changed by any oral agreement, course of conduct, waiver or estoppel.

               10. COUNSEL. Nida & Maloney, P.C. has acted as counsel to the Company only in the preparation of this Agreement, and El-Batrawi and Gray agree that they have been advised to seek


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independent counsel in respect to the execution of this Agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 1st day of November, 1998.

                                             THE COMPANY:

                                             GENESIS MEDIA GROUP, INC.


                                             By: /s/ Ramy El-Batrawi
                                                 ---------------------------
                                                     Name:   Ramy El-Batrawi
                                                     Title:  President



                                             /s/ John M. Gray, Ph.D
                                             -------------------------------
                                             JOHN M. GRAY, Ph.D


                                             /s/ Ramy El-Batrawi
                                             -------------------------------
                                             RAMY EL-BATRAWI


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